Exhibit 99.5

August 31, 2005

AmeriVest Properties Inc.

1780 S. Bellaire Street, Suite 515
Denver, Colorado  80222
Attention:  Chief Financial Officer

Re:                             Revolving Credit Agreement dated November 12, 2002, as amended by that certain First Amendment to Revolving Credit Agreement dated February 6, 2003, that certain Second Amendment to Revolving Credit Agreement dated March 16, 2004, that certain Third Amendment to Revolving Credit Agreement dated March 15, 2005, and that certain Fourth Amendment to Revolving Credit Agreement dated as of June 6, 2005 (as amended, the “Credit Agreement”), among AmeriVest Properties Inc. (“Borrower”), KeyBank National Association, as successor to Fleet National Bank, as Agent (“Agent”), and the other parties thereto

Gentlemen:

Terms used herein but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.  Pursuant to §3.2(b)(y) of the Credit Agreement, Borrower is required to make principal payments of at least $10,000,000.00 between the period March 16, 2005 and September 1, 2005, and Borrower has requested an extension of the obligation to make such payment.

Subject to the execution and delivery of this letter by Borrower, Guarantors, Agent and the Lenders, the Borrower, Guarantors, Agent and Lenders hereby modify the provisions of §3.2(b)(y) of the Credit Agreement to delete the reference therein to the date “September 1, 2005” and insert in lieu thereof the date “September 14, 2005.”

By execution hereof each of the Borrower and Guarantors certifies that such Person is and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this letter, and that no Default or Event of Default has occurred and is continuing.

Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and Borrower and Guarantors do hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, the Credit Agreement and the other Loan Documents constitute the valid and legally binding obligations of the Borrower and Guarantors enforceable against the Borrower and Guarantors in accordance with their respective terms, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the other Loan Documents.  Nothing in this letter shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment, or substitution of indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.  This letter agreement does not create or constitute a waiver, relinquishment, modification, release or forbearance by Agent or any Lender of any rights or remedies of Agent and the Lenders under the Loan Documents, or at law or in equity, all of which rights and remedies are hereby expressly reserved.  By execution hereof, Borrower and Guarantors acknowledge that the Agent and the Lenders have made no verbal or written agreement, and are in no way obligated, to grant any future modification, extension, waiver, indulgence or consent.  This letter may be executed in any number of counterparts which shall together constitute but one in the same agreement.

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

		By:	/s/ Daniel P. Stegemoeller
		Name:	Daniel P. Stegemoeller
		Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Peter F. C. Armstrong, Jr.
		Name:	Peter F. C. Armstrong, Jr.
		Title:	Vice President

ACKNOWLEDGED AND AGREED TO:

BORROWER:

AMERIVEST PROPERTIES INC., a Maryland corporation

By:	/s/ John B. Greenman
Name:	John B. Greenman
Title:	Vice President

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GUARANTORS:

AMERIVEST CHATEAU INC., a Texas corporation

By:	/s/ John B. Greenman
Name:	John B. Greenman
Title:	Vice President

[CORPORATE SEAL]

AMERIVEST GREENHILL INC., a Texas corporation

By:	/s/ John B. Greenman
Name:	John B. Greenman
Title:	Vice President

[CORPORATE SEAL]